Exhibit 99.1

Caribou Biosciences Announces Strategic Pipeline Prioritization with Focus on CB-010 and CB-011 Oncology Programs

-- Strategic pipeline prioritization with workforce and cost reductions expected to extend the company’s cash runway by one year into H2 2027 --

-- Two robust clinical datasets from CB-010 and CB-011 now expected to be disclosed in
H2 2025 --

-- CB-010 ANTLER 2L LBCL Phase 1 dataset expected to include at least six months of follow up on the majority of patients; ongoing interactions with FDA on potential pivotal trial design --

-- CB-011 CaMMouflage r/r MM Phase 1 dose escalation dataset expected to include recommended doses for expansion --

BERKELEY, Calif., April 24, 2025 (GLOBE NEWSWIRE) -- Caribou Biosciences, Inc. (Nasdaq: CRBU), a leading clinical-stage CRISPR genome-editing biopharmaceutical company, today announced a strategic pipeline prioritization with workforce and cost reduction initiatives to focus resources on its lead oncology clinical programs CB-010 and CB-011, with clinical data disclosures now planned for H2 2025.

“Broad patient access to life-changing CAR-T cell therapies is only achievable if healthcare systems have an off-the-shelf option. Caribou’s two lead Phase 1 clinical programs, CB-010 for large B cell lymphoma and CB-011 for multiple myeloma, continue to demonstrate encouraging efficacy and have the potential to serve this critical unmet need for individuals living with hematologic malignancies,” said Rachel Haurwitz, PhD, Caribou’s president and CEO. “We recognize the challenges in the current market environment and believe the best approach is to present the most robust datasets for both programs. As a result, we now plan to disclose clinical data from CB-010 and CB-011 in the second half of this year.”

“To ensure Caribou is strongly positioned to emerge from these challenging times and deliver these potentially value-generating datasets, we have made the difficult decision to strategically prioritize our resources on CB-010 and CB-011 for oncology indications,” continued Dr. Haurwitz. “These strategic decisions resulted in a reduction in Caribou’s workforce, which include some of the industry’s most talented scientists and professionals. We are deeply grateful for their foundational contributions to Caribou’s technology and current clinical programs. We plan to honor that legacy as we work toward ushering in a new era of allogeneic CAR-T cell therapies that offer the potential for broad access and rapid availability to both patients and healthcare systems.”

Clinical highlights
CB-010, a clinical-stage allogeneic anti-CD19 CAR-T cell therapy for B cell non-Hodgkin lymphoma
•Caribou is enrolling a 20-patient confirmatory cohort using the company’s HLA matching strategy in the ANTLER Phase 1 clinical trial in second-line large B cell lymphoma (2L LBCL). In H2 2025, Caribou expects to present data from this cohort with at least 6 months of follow up for the majority of patients.

•To date, data demonstrate that a single dose of CB-010 has the potential to drive outcomes that are on par with the safety, efficacy, and durability of approved autologous CAR-T cell therapies.
•Additionally, in H2 2025, Caribou expects to present data from a proof-of-concept cohort of CB-010 in up to 10 patients who have relapsed following any prior CD19-targeted therapy.

CB-011, a clinical-stage allogeneic anti-BCMA CAR-T cell therapy for multiple myeloma
•In the dose escalation portion of the CaMMouflage Phase 1 clinical trial for relapsed or refractory multiple myeloma (r/r MM), Caribou continues to observe encouraging efficacy in patients treated with CB-011 at multiple dose levels following a lymphodepletion regimen that includes a deeper dose of cyclophosphamide.
•Caribou is rapidly enrolling additional patients with the deeper lymphodepletion regimen to make a data-driven decision on the recommended doses for expansion. The company plans to present data in H2 2025 with at least three months of follow up on a minimum of 25 patients at multiple dose levels.

Pipeline prioritization with workforce and cost reduction initiatives
•Caribou is prioritizing its lead oncology programs, CB-010 and CB-011. Caribou is discontinuing the GALLOP Phase 1 trial of CB-010 for lupus prior to dosing the first patient. Caribou is also discontinuing the AMpLify Phase 1 clinical trial of CB-012 for relapsed or refractory acute myeloid leukemia (AML) as additional data would be needed to advance this program, taking time and resources that can be dedicated to CB-010 and CB-011. Patients treated in the AMpLify Phase 1 trial will continue to be followed as part of the company’s long-term follow up study. Additionally, the company is discontinuing preclinical research.
•The company is reducing its workforce by approximately 32%. Cash payments resulting from the reduction in force and strategic pipeline prioritization are estimated to be $2.5 to $3.5 million.
•These changes are expected to extend Caribou’s cash runway by one year, funding the company’s current operating plan into H2 2027, compared to into H2 2026 as previously reported.

Corporate update
$212.5 million in cash, cash equivalents, and marketable securities
•Based on preliminary unaudited financial information, Caribou expects to report $212.5 million in cash, cash equivalents, and marketable securities as of March 31, 2025.

2025 Anticipated milestones
•CB-010 ANTLER: Caribou plans to present data from both the additional 2L and prior CD19 relapsed LBCL patient cohorts in H2 2025 and is interacting with the FDA on a potential pivotal trial to be initiated following alignment. This update is expected to include:
◦Initial safety and efficacy data on the confirmatory cohort (20 patients) with partial HLA matching, with a minimum of six months of follow up for the majority of patients, as well as an update on the larger, maturing dataset presented previously.
◦Pivotal trial design and timeline, contingent on positive data and FDA alignment.
•CB-011 CaMMouflage: Caribou plans to present dose escalation data and share the recommended doses for expansion from the ongoing CaMMouflage Phase 1 clinical trial in r/r MM in H2 2025. This update is expected to include:

◦Initial safety and efficacy data on a minimum of 25 patients at multiple dose levels using the deeper lymphodepletion regimen with at least three months of follow up.
◦Recommended doses for expansion and plans for dose expansion.

About CB-010
CB-010 is an allogeneic anti-CD19 CAR-T cell therapy being evaluated in patients with relapsed or refractory B cell non-Hodgkin lymphoma (r/r B-NHL) in the ongoing ANTLER Phase 1 clinical trial. To Caribou’s knowledge, CB-010 is the first allogeneic CAR-T cell therapy in the clinic with a PD-1 knockout, a genome-editing strategy designed to enhance CAR-T cell activity by limiting premature CAR-T cell exhaustion. The FDA granted CB-010 Regenerative Medicine Advanced Therapy (RMAT), Orphan Drug, and Fast Track designations for B-NHL. Additional information on the ANTLER trial (NCT04637763) can be found at clinicaltrials.gov.

About CB-011
CB-011 is an allogeneic anti-BCMA CAR-T cell therapy being evaluated in patients with relapsed or refractory multiple myeloma (r/r MM) in the CaMMouflage Phase 1 trial. To Caribou’s knowledge, CB-011 is the first allogeneic CAR-T cell therapy in the clinic that is engineered to enable activity through an immune cloaking strategy with a B2M knockout and insertion of a B2M–HLA-E fusion protein to blunt immune-mediated rejection. CB-011 has been granted Fast Track and Orphan Drug designations by the FDA. Additional information on the CaMMouflage trial (NCT05722418) can be found at clinicaltrials.gov.

About Caribou Biosciences, Inc.
Caribou Biosciences is a clinical-stage CRISPR genome-editing biopharmaceutical company dedicated to developing transformative therapies for patients with devastating diseases. The company’s genome-editing platform, including its Cas12a chRDNA technology, enables superior precision to develop cell therapies that are armored to potentially improve activity against diseases. Caribou is focused on CB-010 and CB-011 as off-the-shelf CAR-T cell therapies that have the potential to provide broad access and rapid treatment for patients with hematologic malignancies. Follow us @CaribouBio and visit www.cariboubio.com.

Forward-looking statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential,” or “continue,” or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words. These forward-looking statements include, without limitation, statements related to Caribou’s strategy, plans, and objectives, and expectations regarding its clinical programs, including its expectations relating to (i) the timing of reporting ANTLER Phase 1 clinical trial data in H2 2025 from both the additional 2L and prior CD19 relapsed LBCL patient cohorts and the timing of an ANTLER pivotal clinical trial; (ii) the timing of reporting dose escalation data in H2 2025 from the ongoing CaMMouflage Phase 1 clinical trial for CB-011 in r/r MM; (iii) expected one-time costs associated with its cost-reduction initiatives; (iv) its expected funding runway of cash, cash equivalents, and marketable securities; and (v) its estimate of cash, cash equivalents, and marketable securities as of March 31, 2025. Management believes that these forward-looking statements are reasonable as and when made. However, such forward-looking statements are subject to risks and uncertainties, and actual results may differ materially from any future results expressed or implied by the forward-looking statements. Risks and uncertainties include, without limitation, risks inherent in the development of allogeneic CAR-T cell therapy products; uncertainties related to the initiation, cost, timing, progress, and results of its current and future research and development programs and clinical trials; the risk that initial, preliminary, or interim clinical trial data will not ultimately be predictive of the safety and efficacy of Caribou’s product candidates or that clinical outcomes may differ as patient enrollment continues and as more patient data becomes available; the risk that preclinical study results observed will not be borne out in human patients or different conclusions or considerations are reached once additional data have been received and fully evaluated; the ability to obtain key regulatory input and approvals; and risks related to its limited operating history, history of net operating losses, financial position, and its ability to raise additional capital as needed to fund its operations and product candidate development, as well as other risk factors described from time to time in Caribou’s filings with the Securities and Exchange Commission (SEC), including its Annual Report on Form 10-K for the year ended December 31, 2024, and subsequent SEC filings. In light of the significant uncertainties in these forward-looking statements, you should not rely upon forward-looking statements as predictions of future events. Except as required by law, Caribou undertakes no obligation to update publicly any forward-looking statements for any reason.

Caribou Biosciences, Inc. Contacts:
Investors:
Amy Figueroa, CFA
investor.relations@cariboubio.com

Media:
Peggy Vorwald, PhD
media@cariboubio.com

###
4